U.S. SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

                        Date of Report July 1, 2002


                         CVD EQUIPMENT CORPORATION
             (Exact name of registrant as specified in charter)

                       Commission File No. 2097210-NY


                New York                          11-2621692
       (State of Incorporation)       (IRS Employer Identification No.)


              1881 Lakeland Avenue, Ronkonkoma, New York 11779
                  (Address of principal executive offices)

                                631-981-7081
                      (Registrant's telephone number)




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  ACQUISITION OF ASSETS

  On June 17, 2002, CVD Equipment Corporation (CVD) entered into a contract to purchase from Conceptronic, Inc., Portsmouth, NH, substantially all of the assets for their Surface Mount Technology (SMT) business. CVD closed on this contract on June 28, 2002. Conceptronic specializes in Solder Reflow Ovens and Rework Stations for the printed circuit board industry and chip scale package industry. Conceptronic, Inc. started selling solder reflow equipment in 1987, and their product line is marketed throughout the world. The acquisition of the Conceptronic assets compliments our acquisition of assets of the SMT business of Research International in November 2001.

  Conceptronic will be operated as a wholly owned division of CVD Equipment Corporation under the Conceptronic name. The Conceptronic division will continue to operate from the Conceptronic, NH facility with the current intention to relocate these assets to our new headquarters in Ronkonkoma, NY.

  This form 8K is being submitted for information only. No further information is required for this transaction as it falls below the threshold requirements for submitting additional data under SEC guidelines.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 1st day of July 2002.

                                          CVD EQUIPMENT CORPORATION
                                          By /s/ Leonard A. Rosenbaum
                                             Leonard A. Rosenbaum
                                             President
                                             Chief Executive Officer